As filed with the Securities and Exchange Commission on July 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAPHIC PACKAGING HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0405422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, GA 30328

(770) 240-7200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lauren S. Tashma, Esq.

Executive Vice President, General Counsel and Secretary

Graphic Packaging Holding Company

1500 Riveredge Parkway, Suite 100

Atlanta, GA 30328

(770) 240-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Scott Ortwein

Justin R. Howard

Kyle G. Healy

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum aggregate offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Common Stock, par value $0.01 per share	(1)
Preferred Stock, par value $0.01 per share
Depositary Shares (2)
Warrants
Purchase Contracts
Units (3)

(l)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)	Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)	Each unit will be issued under a unit agreement and will represent an interest in two or more equity securities, warrants or purchase contracts, which may or may not be separable from one another.

PROSPECTUS

GRAPHIC PACKAGING HOLDING COMPANY

Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units

From time to time, we or selling stockholders may offer to sell the following securities:

•	common stock;

•	preferred stock;

•	depositary shares;

•	warrants to purchase common stock or preferred stock;

•	purchase contracts; or

•	units.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Supplements to this prospectus will describe the terms of any offering of these securities, including any underwriting arrangements. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the trading symbol “GPK.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27, 2020.

We include cross references to captions elsewhere in this prospectus where you can find related additional information. The following table of contents tells you where to find these captions.

In this prospectus, except as otherwise indicated, the terms “Company,” “we,” “us” or “our” mean Graphic Packaging Holding Company and all entities included in our consolidated financial statements.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC, through the SEC’s website, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.graphicpkg.com. Information on our website does not constitute part of this prospectus.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended December 31, 2019, including portions of our proxy statement for the 2020 annual meeting of stockholders to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q filed on April 21, 2020 and July 21, 2020;

•	our Current Reports on Form 8-K filed on January 28, 2020, January 29, 2020, February 27, 2020, March 6, 2020 and May 21, 2020; and

•

the description of our common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 10, 2008 and any amendment or report filed for the purpose of updating that description.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Office of the Secretary, Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328; telephone: (770) 240-7200.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements we have made in this prospectus or in documents incorporated by reference herein which are not current or historical facts are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements use terms such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “preliminary,” “will,” “should,” “seeks,” “pro forma” or similar expressions in connection with any disclosure of future operating or financial performance. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and its present expectations.

The discussions in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we refer to as our 2019 10-K, and of our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, and as updated in our future filings with the SEC, highlight some of the more important risks identified by our management, but should not be assumed to be the only factors that could affect future performance. Other factors that could cause the actual results of our operations or our financial condition to differ from those expressed or implied in these forward-looking statements include, but are not limited to, the effects of the COVID-19 pandemic on the Company’s operations and business, inflation of and volatility in raw material and energy costs, changes in consumer buying habits and product preferences, competition with other paperboard manufacturers and converters, product substitution, the Company’s ability to implement its business strategies, including strategic acquisitions, the Company’s ability to successfully integrate acquisitions, productivity initiatives and cost reduction plans, the Company’s debt level, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including those that could impact the Company’s ability to utilize its net operating losses to offset taxable income and those that impact the Company’s ability to protect and use its intellectual property, and other factors described in our filings with the SEC.

Except to the extent required by the federal securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures. Certain risk factors are detailed from time to time in our various public filings. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC.

OUR COMPANY

We are committed to providing consumer packaging that makes a world of difference. We are a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice and other consumer products companies. We operate on a global basis, are one of the largest producers of folding cartons in the United States, and hold leading market positions in coated-recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard.

Our customers include many of the world’s most widely recognized companies and brands with prominent market positions in beverage, food, foodservice and other consumer products. We strive to provide our customers with packaging solutions designed to deliver marketing and performance benefits at a competitive cost by capitalizing on our low-cost paperboard mills and converting facilities, our proprietary carton and packaging designs, and our commitment to quality and service.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our 2019 10-K and our quarterly reports on Form 10-Q filed on April 21, 2020 and July 21, 2020, which are incorporated by reference herein. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

•	repayment of short-term or long-term borrowings;

•	acquisitions of or investments in businesses or assets;

•	working capital; or

•	capital expenditures.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK

Overview

Our restated certificate of incorporation authorizes 1 billion shares of common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.01 per share. Approximately 278,839,532 shares of our common stock are issued and outstanding as of July 20, 2020, not including 61,633,409 additional shares of our common stock issuable in exchange for partnership units in Graphic Packaging International Partners, LLC in certain circumstances. No shares of preferred stock are issued and outstanding.

The following descriptions of our capital stock and provisions of our restated certificate of incorporation and amended and restated by-laws are summaries of their material terms and provisions and are qualified by reference to the complete text of our certificate of incorporation and by-laws, which are incorporated by reference in their entirety and filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to the preferences and rights of any shares of preferred stock. In the event of our liquidation, dissolution or winding-up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of debts and liabilities and subject to the preferences and rights of any shares of preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights and privileges of holders of our common stock will be subject to any series of preferred stock that we may issue in the future, as described below.

Preferred Stock

Our certificate of incorporation provides that our board of directors has the authority, without further vote or action by our stockholders, to issue up to 100 million shares of preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including but not limited to, dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The issuance of preferred stock could adversely affect the rights of holders of common stock.

Change of Control Related Provisions

A number of provisions in our certificate of incorporation and by-laws and under the Delaware General Corporation Law, or DGCL, may make it more difficult for third parties to acquire control of us. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by our board of directors, but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of our common stock. These provisions are intended to:

•	discourage some types of transactions that may involve an actual or threatened change in control;

•	discourage certain tactics that may be used in proxy fights;

•	enhance the likelihood of continuity and stability in the composition of our board of directors;

•	ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of us and our stockholders; and

•	encourage persons seeking to acquire control of us to consult first with our board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Common Stock

There are currently outstanding approximately 278,839,532 shares of our authorized common stock, not including 61,633,409 additional shares of our common stock issuable in exchange for partnership units in Graphic Packaging International Partners, LLC in certain circumstances. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval, except as may be required by the rules or regulations of the New York Stock Exchange (“NYSE”) or other stock exchange on which our common stock may be listed. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Unissued Shares of Preferred Stock

Our certificate of incorporation grants our board of directors the authority, without any further vote or action by our stockholders, except as may be required by the rules or regulations of the NYSE or other stock exchange on which our common stock may be listed, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including but not limited to, dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Classified Board of Directors, Vacancies and Removal of Directors

Our certificate of incorporation and by-laws provide that our board of directors is divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered board structure. Under the DGCL, for companies like us with a classified board of directors, stockholders may remove directors only for cause. Vacancies (including a vacancy created by increasing the size of the board) in our board of directors may only be filled by a majority vote of our directors. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our certificate of incorporation and by-laws provide that the number of directors will be fixed and increased or decreased from time to time solely by resolution of the board of directors, but the board of directors will at no time consist of fewer than three directors. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

Our by-laws provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be delivered to us not fewer than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. In addition, under the provisions of both our certificate of incorporation and by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called annual or special meeting. A special meeting may only be called by our board of directors. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Business Combination under Delaware Law

We are subject to Section 203 of the DGCL. Subject to specified exceptions, Section 203, as currently in effect, prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	before that date, the board of directors approved either the business combination or the transaction in which such stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for the purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the corporation’s outstanding voting stock which is not owned by the interested stockholder.

A “business combination”, as further defined by the DGCL, includes:

•

a merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (i) an interested stockholder or (ii) with any other entity if the merger or consolidation is caused by the interested stockholder and, as a result, Section 203(a) of the DGCL is not applicable to the surviving entity;

•

Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or more series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, whether as a part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

•

Subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

•

Any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

•

any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation of any direct or indirect majority-owned subsidiary.

Except as otherwise described in the DGCL, an “interested stockholder” is defined to include any person that (1) is the owner of 15% or more of the outstanding voting stock of the corporation, or (2) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination, and the affiliates and associates of any such person.

Limitation of Liability of Directors

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the DGCL. As currently enacted, the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The principal effect of this limitation on liability provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed in the DGCL applies. The inclusion of this provision in our certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against our directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as an injunction or rescission of a transaction based upon a director’s breach of his or her fiduciary duties.

The DGCL provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, actually and reasonably incurred in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies to actions brought by or in the right of the corporation, except that indemnification in such a case may only extend to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our certificate of incorporation and, with regard to our officers, our by-laws provide that we will indemnify our current and former directors, as well as any person who has agreed to become a director, and officers to the fullest extent permitted by the DGCL. Under these provisions and subject to the DGCL, we are required to indemnify our directors and officers for all judgments, fines, settlements, liabilities, losses, ERISA excise taxes or penalties, legal fees and other expenses actually and reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with us or another entity that the director or officer serves as a director, officer, employee or agent at our request, subject to various conditions, and to advance funds to our directors and officers before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director or officer must have met the applicable standard of conduct required by Delaware law to be indemnified.

Unless otherwise ordered by a court, any indemnification of a present or former director, officer or employee of the Company shall be made by us (and may be made by us in the case of an agent) upon a determination that indemnification of such person is proper because he or she has met the applicable standard of conduct required by Delaware law to be indemnified. With respect to a person who is a director or officer at the time of such determination, such determination shall be made: (i) by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum, (ii) a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) by independent legal counsel in a written opinion if there are no such directors or if such directors so direct, or (iv) by our stockholders. The by-laws also specifically authorize us to maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another entity, against certain liabilities.

Supermajority Voting Requirement for Amendment of Certain Provisions of Our Certificate of Incorporation and By-Laws

The provisions of our certificate of incorporation governing, among other things, our classified board of directors, the liability of directors and the elimination of the ability of stockholders to act by written consent, may not be amended, altered or repealed unless the amendment is approved by the vote of holders of 75% of the combined voting power of the then outstanding shares entitled to vote thereon. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the DGCL for the repeal or amendment of provisions of the certificate of incorporation. Our by-laws may be amended by the board of directors or by the vote of holders of 75% of the combined voting power of the then outstanding shares entitled to vote thereon. These provisions make it more difficult for any person to remove or amend any provisions that may have an anti-takeover effect.

Listing

Our common stock is listed on the NYSE under the ticker symbol “GPK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES

The following description is a summary of the general terms and provisions of the depositary shares and the deposit agreements. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant deposit agreement with respect to the depositary shares of any particular series. The specific terms and provisions of any series of depositary shares will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that series of depositary shares may differ from the general description of terms and provisions presented below.

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of our preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among us, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions. If a distribution on the underlying preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us. All dividends relating to the shares of preferred stock called for redemption will cease to accrue on the first calendar day after the redemption date.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•

all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of us. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•

a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of us not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither we nor the depositary will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of us and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither we nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

We and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the offered securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, shares of common stock or preferred stock, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

SELLING STOCKHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement filed with the Commission. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholder(s), the amount of securities to be registered and sold and any other terms of the securities being sold by the selling stockholder(s).

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Alston & Bird LLP will pass upon the validity of any securities we offer by this prospectus and any prospectus supplement. If the validity of any securities is also passed upon by counsel for underwriters participating in an offering of securities offered by this prospectus and any prospectus supplement, the underwriters’ counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Graphic Packaging Holding Company appearing in Graphic Packaging Holding Company’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Graphic Packaging Holding Company’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions:

Amount to be paid*
Commission registration fee	$	*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees		*
Trustee’s fees and expenses		*
Miscellaneous		*
Total (without Commission registration fee)		*

*

Because this registration statement covers an indeterminate amount of securities, the SEC registration fee and other expenses are not currently determinable. Such SEC registration fee is deferred in accordance with Rules 456(b) and Rule 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Company’s Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the certificate of incorporation provides that the Company’s directors shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

The Company’s Amended and Restated By-Laws provide for the indemnification of all current and former directors, officers and employees to the fullest extent permitted by the DGCL, except that the Company is not obligated to indemnify a director, officer or employee in respect to any proceeding (or part thereof) instituted by such person, unless such proceeding (or part thereof) has been authorized by the Company’s board of directors.

The above discussion of the certificate of incorporation and by-laws of the Company and of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Company’s certificate of incorporation and by-laws and the DGCL.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting agreement for equity securities.

1.2*	Form of underwriting agreement for depositary shares.

1.3*	Form of underwriting agreement for purchase contracts.

1.4*	Form of underwriting agreement for units.

2.1	Transaction Agreement dated October 23, 2017, by and among International Paper Company, Graphic Packaging Holding Company, Gazelle Newco LLC and Graphic Packaging International, Inc. Filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on October 24, 2017 and incorporated herein by reference.

3.1	Restated Certificate of Incorporation of New Giant Corporation. Filed as Exhibit 3.1 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on March 10, 2008 and incorporated herein by reference.

3.2	By-laws of Graphic Packaging Holding Company, as amended on May 20, 2015. Filed as Exhibit 3.1 to Graphic Packaging Holding Company’s Current Report on Form 8-K filed on May 27, 2015 and incorporated herein by reference.

4.1*	Form of Warrant Agreement.

4.2*	Form of Deposit Agreement.

4.3*	Form of Deposit Receipt.

4.4*	Form of Warrant.

4.5*	Form of Purchase Contract.

4.6*	Form of Unit Agreement.

4.7	Exchange Agreement dated as of January 1, 2018 by and among Graphic Packaging Holding Company, Graphic Packaging International Partners, LLC (formerly known as Gazelle Newco LLC), GPI Holding III, LLC and International Paper Company. Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 1, 2018 and incorporated herein by reference.

4.8	Registration Rights Agreement dated as of January 1, 2018 by and between Graphic Packaging Holding Company and International Paper Company. Filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on January 1, 2018 and incorporated herein by reference.

4.9	Amended and Restated Limited Liability Company Agreement dated as of January 1, 2018 by and among Graphic Packaging Holding Company, Graphic Packaging International Partners, LLC (formerly known as Gazelle Newco LLC), GPI Holding III, LLC, and International Paper Company. Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 1, 2018 and incorporated herein by reference.

4.10	Governance Agreement dated as of January 1, 2018 by and among Graphic Packaging Holding Company, Graphic Packaging International Partners, LLC (formerly known as Gazelle Newco LLC), and International Paper Company. Filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 1, 2018 and incorporated herein by reference.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on the signature pages of this registration statement).

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 23rd day of July, 2020.

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Lauren S. Tashma
	Name:	Lauren S. Tashma
	Title:	Executive Vice President, General Counsel and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. Doss, Stephen R. Scherger and Lauren S. Tashma, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and reconstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, including any additional registration statement relating to the registration of additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. Doss	Director, President and Chief Executive Officer (Principal Executive Officer)	July 23, 2020
Michael P. Doss

/s/ Stephen R. Scherger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 23, 2020
Stephen R. Scherger

/s/ Charles D. Lischer	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 23, 2020
Charles D. Lischer

/s/ Laurie Brlas	Director	July 23, 2020
Laurie Brlas

/s/ David D. Campbell	Director	July 24, 2020
David D. Campbell

/s/ Paul D. Carrico	Director	July 23, 2020
Paul D. Carrico

Signature	Title	Date

/s/ Robert A. Hagemann	Director	July 23, 2020
Robert A. Hagemann

/s/ Philip R. Martens	Chairman of the Board	July 23, 2020
Philip R. Martens

/s/ Dean A. Scarborough	Director	July 23, 2020
Dean A. Scarborough

/s/ Larry M. Venturelli	Director	July 23, 2020
Larry M. Venturelli

/s/ Lynn A. Wentworth	Director	July 23, 2020
Lynn A. Wentworth